SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 7, 2005

aaiPharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21185	04-2687849

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2320 Scientific Park Drive
Wilmington, North Carolina 28405

(Address of Principal Executive Offices)
(Zip Code)

(910) 254-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     On June 3, 2005, the United States Bankruptcy Court for the District of Delaware entered an order permitting aaiPharma Inc. (the “Company”) and its subsidiaries to incur all borrowings permitted under a financing agreement (the “DIP Facilities”) entered into on May 12, 2005 between the Company and its domestic subsidiaries and Silver Point Finance, LLC, as collateral agent, Bank of America, N.A., as a lender and as administrative agent and Sea Pines Funding LLC, TRS Thebe LLC, SIL Loan Funding LLC, SPCP Group LLC, SPF CDO I, LLC and Goldman Sachs Credit Partners, L.P., as lenders. On June 7, 2005, the Company satisfied the remaining conditions to borrowing under the DIP Facilities and drew the full $180 million term loan available under the DIP Facilities. The proceeds of this borrowing were used to repay in full the indebtedness outstanding under the Company’s existing senior credit facilities. In addition to the $180 million term loan, the DIP Facilities include a $30 million revolving loan facility. The terms of the DIP Facilities are described in Item 1.01 of the Company’s Current Report on Form 8-K dated May 12, 2005, which is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2005	aaiPharma Inc.

	By:	/s/ Matthew S. Czajkowski

Matthew E. Czajkowski, Chief Administrative Officer and Chief Financial Officer